F irst Quarter 2013 Earnings Cal l Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2012, our Form 10-Q for the quarter ended March 31, 2013, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated April 25, 2013, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q1 2013 Summary ... 4-6
Highlights ... 7
Quality ... 8
Revenues (Q1 2013 vs. Q1 2012) ... 9
Expenses (Q1 2013 vs. Q1 2012) ... 10
Adjusted EBITDA ... 11
Earnings per Share ... 12
Adjusted Free Cash Flow ... 13-14
2013 Guidance - Adjusted EBITDA ... 15
2013 Guidance - EPS ... 16
Income Tax Considerations ... 17
Adjusted Free Cash Flow Considerations ... 18
Priorities for Reinvesting Free Cash Flow ... 19
Appendix ... 20
Debt Schedule ... 21
Revenues & Expenses (Sequential) ... 22
Payment Sources (Percent of Revenues) ... 23
Operational and Labor Metrics ... 24
Outstanding Share Summary and Warrant Information ... 25
Adjusted EBITDA History ... 26
Adjusted Free Cash Flow ... 27
Reconciliations to GAAP ... 28-31

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HEALTHSOUTH

Q1 2013 Summary (Q1 2013 vs. Q1 2012)  Revenue growth of 6.3% ― Inpatient revenue growth of 7.3%  Discharge growth of 4.1% • Same-store discharge growth of 2.2% (negatively impacted by leap year in 2012 and closure of 41 SNF beds at two hospitals) • New-store growth was 1.9% (120 bps from the consolidation of St. Vincent (1))  Revenue per discharge increase of 3.1% • Results were driven by Medicare and managed care price adjustments, higher patient acuity, and a higher percentage of Medicare patients. ― Outpatient and other revenue decline of 6.6% ($2.5 million) ― Includes the effect of sequestration for Medicare patients admitted but not discharged in Q1 2013. 4 (1) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity.

Q1 2013 Summary (Q1 2013 vs. Q1 2012)

✓ **Improved operating leverage and labor productivity**

– Salaries and benefits as percent of revenue declined in Q1 2013 as a result of the foregone merit increase in anticipation of sequestration, and improved productivity.

– Partially offset by expected higher expense related to the ongoing implementation of the clinical information system (CIS)



% of Revenue
80%
40%
0%
72.5%
73.7%
Q1 2013
Q1 2012
General & Administrative (1)
Hospital-related Expenses (2)
Salaries, Wages & Benefits



3.40
3.20
3.31
3.34
Q1 2013
Q1 2012
Employees per Occupied Bed (EPOB)

✓ **Adjusted EBITDA (3) for the quarter of $139.3 million reflected growth of 9.7%**

✓ **Adjusted free cash flow (4) for the quarter of $85.7 million (see slide 18 for adjusted free cash flow considerations)**

– Increase driven by continued Adjusted EBITDA growth

– Working capital benefited from higher payroll-related liabilities in Q1 2012 and the timing of interest payments.

(1) General & Administrative excludes stock-based compensation.
(2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. Other operating expense excludes the loss on disposal or impairment of assets.
(3) Reconciliation to GAAP provided on slides 28-31.
(4) Reconciliation to GAAP provided on slide 27.

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HEALTHSOUTH

Q1 2013 Summary (cont.)  Diluted earnings (1) per share of $0.48 reflected strong operating results (see table on slide 12).  Completed tender offer of common shares ― Approx. 9.5% or 9,119,450, of our common shares were purchased at $25.50 per share. ― Total cost of approx. $234 million (including fees and expenses related to the tender) ― Funded with $152 million cash on hand and an approx. $82 million draw on the revolving credit facility. ― On March 28, 2013, there were approx. 87 million common shares outstanding. 6 (1) Income from continuing operations attributable to HealthSouth

Highlights  Development: ― Completed the purchase on April 1, 2013 of Walton Rehabilitation Hospital, a 58-bed inpatient rehabilitation hospital in Augusta, GA. ― Continued development and construction of hospitals in Stuart, FL (34 beds), and Littleton, CO (40 beds); both operational in Q2 2013 ― Continued construction on a replacement hospital for HealthSouth Rehabilitation Hospital of Western Massachusetts. This hospital will be owned and will replace an existing leased facility; operational Q4 2013 ― Acquired land to construct a 50-bed inpatient rehabilitation hospital in Modesto, CA; expect to be operational Q4 2015  Agreements with the IRS resulting in increase of gross federal NOL by at least $260 million ― April 25, 2013 agreements will result in a net federal income tax benefit in Q2 2013 of at least $91 million ($1.03 per basic share) 7

34.9 30.1 15.0 20.0 25.0 30.0 35.0 3.10 2.61 1.5 2.0 2.5 3.0 3.5  HealthSouth Functional Outcomes Continue to Outpace Industry Average HealthSouth Average UDSMR Average* FIM Gain LOS Efficiency * Average = Expected, Risk-adjusted Source: UDSMR Database – On Demand Report: Q1 2013 Report FIM instrument is a trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc. Quality 8

Revenues (Q1 2013 vs. Q1 2012)

(Millions)	Q1 2013	Q1 2012	Increase/ (Decrease)
Inpatient	$ 537.1	$ 500.6	7.3%
Outpatient and other	35.5	38.0	(6.6%)
Consolidated net operating	$ 572.6	$ 538.6	6.3%

(Actual Amounts)			
Discharges	32,130	30,871	4.1%
Net patient revenue / discharge	$ 16,716	$ 16,216	3.1%

✓ **Revenue growth of 6.3%**

- Inpatient revenue growth of 7.3%
  - Discharge growth of 4.1%
    - Same-store discharge growth of 2.2% (negatively impacted by leap year in 2012 and closure of 41 SNF beds at two hospitals)
    - New-store growth was 1.9% (120 bps from the consolidation of St. Vincent [(1)])
  - Revenue per discharge increase of 3.1%
    - Results were driven by Medicare and managed care price adjustments, higher patient acuity, and a higher percentage of Medicare patients
- Outpatient and other revenue declined by 6.6% ($2.5 million)
- Includes the effect of sequestration for Medicare patients admitted but not discharged in Q1 2013.

(1) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity.

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Expenses (Q1 2013 vs. Q1 2012) 10 Q1 Q1 Increase/ (Millions) 2013 2012 (Decrease) Salaries and benefits 274.6$ 261.0$ 5.2% Percent of net operating revenues 48.0% 48.5% (50 bps) EPOB (employees per occupied bed) 3.31 3.34 (0.9%) Hospital-related expenses 116.4$ 112.0$ 3.9% (other operating (1), supplies, occupancy) Percent of net operating revenues 20.3% 20.8% (50 bps) General and administrative 23.9$ 23.9$ 0.0% (excludes stock-based compensation) Percent of net operating revenues 4.2% 4.4% (20 bps) Provision for doubtful accounts 7.4$ 6.3$ 17.5% Percent of net operating revenues 1.3% 1.2% 10 bps  Improved operating leverage and labor productivity ― Salaries and benefits as percent of revenue declined as a result of the foregone merit increase in anticipation of sequestration, and improved productivity. ― Partially offset by expected higher expense related to the ongoing implementation of the CIS (1) Excludes loss on disposal or impairment of assets.

Adjusted EBITDA Change Q1 2013 +$12.3M +9.7% • Revenue growth and improved operating leverage Offset by: − Higher noncontrolling interests expense due primarily to the consolidation of St. Vincents Rehabilitation Hospital and changes at two joint ventures (Jonesboro, Memphis) − Higher provision for bad debt Adjusted EBITDA (1) 11 (Millions) 2013 2012 Net operating revenues 572.6$ 538.6$ Less: Prov ision for doubtful accounts (7.4) (6.3) Net operating revenues less prov ision for doubtful accounts 565.2 532.3 Operating expenses: Salaries and benefits (274.6) (261.0) Hospital-related expenses: Other operating expenses (2) (78.0) (73.0) Supplies (26.2) (26.5) Occupancy costs (12.2) (12.5) (116.4) (112.0) General and administrative expenses (3) (23.9) (23.9) Equity in nonconsolidated affiliates 2.9 3.3 Other income 0.7 0.9 Noncontrolling interests (14.6) (12.6) Adjusted EBITDA 139.3$ 127.0$ (1) Reconciliation to GAAP provided on slides 28-31. 2013 2012 In arriving at Adjusted EBITDA, the following were excluded: (2) Loss on disposal r impairment of assets 0.1 0.8 (3) Stock-based compensation expense 6.3 6.1 Q1 Q1

Earnings per Share from Continuing Operations (2) Q1 2013 reflects: • Higher Adjusted EBITDA • Higher depreciation and amortization related to increased capital expenditures Q1 2012 reflects: • Higher “certain nonrecurring expenses” for 3 months Earnings per Share 12 (1) Cash income tax expense was $1.8 million and $2.1 million for Q1 2013 and Q1 2012, respectively. (2) Income from continuing operations attributable to HealthSouth (3) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share. (4) Diluted earnings per share are the same as basic earnings per share due to antidilution. (In Millions, Except Per Share Data) 2013 2012 Adjusted EBITDA 139.3$ 127.0$ Interest expense and amortization of debt discounts and fees (24.2) (23.3) Depreciation and amortization (22.1) (19.5) Stock-based compensation expense (6.3) (6.1) Other, including noncash loss on disposal of assets (0.1) (0.8) 86.6 77.3 Certain nonrecurring expenses: Professional fees - accounting, tax, and legal (1.4) (3.6) Pre-tax income 85.2 73.7 Income tax expense (1) (33.5) (29.1) Income from continuing operations (2) 51.7$ 44.6$ Basic shares 94.0 94.5 Diluted shares 107.1 108.7 Basic earnings per share (2) (3) 0.49$ 0.40$ Diluted earnings per share (2) 0.48$ 0.40$ (4) Q1

Adjusted Free Cash Flow 13 Full Year (Millions) 2013 2012 2012 121.4$ 81.0$ 411.5$ 0.7 (0.4) (2.0) Capital expenditures for maintenance (18.9) (19.1) (83.0) Dividends paid on convertible perpetual preferred stock (5.7) (6.8) (24.6) Distributions paid to noncontrolling interests of consolidated affiliates Nonrecurring items: Cash paid for professional fees - accounting, tax, and legal 1.4 3.6 16.1 Net premium on bond issuance/repayment - - 1.9 Cash paid for government, class action and related settlements - - (2.6) Adjusted free cash flow 85.7$ 45.2$ 268.0$ Q1 122.1 80.6 Net cash provided by operating activities Net cash provided by operating activities of continuing operations Impact of discontinued operations (49.3) (13.2) (13.1) 409.5  Adjusted free cash flow for the quarter of $85.7 million (see slide 18 for adjusted free cash flow considerations) ― Increase driven by continued Adjusted EBITDA growth ― Working capital benefited from higher payroll-related liabilities in Q1 2012 and the timing of interest payments.

$45.2 $85.7 $12.3 Adjusted Free Cash Flow Q1 2012 Adjusted EBITDA Working Capital and Other Maintenance Capital Expenditures Preferred Dividends Adjusted Free Cash Flow Q1 2013 Adjusted Free Cash Flow (1) (Millions) 2013 2012 $ % Adjusted free cash flow (1) Q1 Change 85.7$ 45.2$ 40.5$ 89.6% (1) Reconciliation to GAAP provided on slide 27 (2) Working capital benefited from higher payroll-related liabilities in Q1 2012 and the timing of interest payments. (3) Planned investment in the CIS and hospital refresh projects (4) During 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock. 14 Operating Cash Flows $26.9 (2) Investing and Financing Cash Flows $0.2 (3) $1.1 (4)

2013 Guidance - Adjusted EBITDA[1]

2013 Adjusted EBITDA = $506 million to $516 million

Based on results of Q1 2013, HealthSouth expects its 2013 full-year results to be at the high end of, or greater than, this guidance range.

- ✓ Discharge growth between 3.0% and 4.0% (includes acquisition of Walton)
- ✓ Revenue growth before sequestration of 4.9% to 6.2% and revenue per discharge growth of 2.3% to 2.6%
- ✓ Net impact of foregone merit increase



(millions)
2012
2013
$505.9
$4.5
($6)
($4)
($25)
($5)
($4)
$39.6 to $49.6
$506 to $516
2012 Adjusted EBITDA
1
2
3
4
5
6
2013 Adjusted EBITDA Growth
2013 Adjusted EBITDA Guidance

2012

1) One-time bonus, net of an assumed 2.25% merit increase beginning October 1, 2012
2) Approx. $6 million reduction in group medical and workers' compensation reserves due to favorable trends in claims
3) Favorable adjustment of approx. $4 million to general and professional liability reserves

2013

4) Adjusted EBITDA reduction of approx. $25 million (net of noncontrolling interests) for sequestration starting in mid-March 2013
5) Higher noncontrolling interests expense of $5 million due to changes at two joint ventures (Jonesboro, Memphis)
6) Increased operating expense of approx. $4 million for the continued implementation of the CIS

(1) Reconciliation to GAAP provided on slides 28-31.

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HEALTHSOUTH

2013 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)
$1.61 to $1.68

(Updated to reflect the higher interest expense and lower share count as a result of the tender)

Based on results of Q1 2013, HealthSouth expects its 2013 full year results to be at the high end of, or greater than, this guidance range.

Considerations:

- ✓ Higher depreciation and amortization related to recent capital expenditures
- ✓ Assumes provision for income tax of approx. 40% in 2013 vs. approx. 38% (2) in 2012 and does not include the income tax benefit of at least $1.03 per basic share as a result of the April 25, 2013 agreements with the IRS
- ✓ Cash taxes expected to be $8 to $12 million
- ✓ Basic share count reflects the purchase of approx. 9.1 million shares in Q1 2013 through a tender offer

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2012	2013	
Adjusted EBITDA	$ 505.9	$ 506	$ 516
Interest expense and amortization of debt discounts and fees	(94.1)	(100)	
Depreciation and amortization	(82.5)	(95)	
Stock-based compensation expense	(24.1)	(24)	
Other, including non-cash loss on disposal of assets	(4.4)	(7)	
	300.8	280	290
Certain Nonrecurring Expenses:			
Government, class action and related settlements	3.5	-	
Professional fees - accounting, tax and legal	(16.1)	(5)	
Loss on early extinguishment of debt	(4.0)	-	
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	
Pre-tax income	**289.1**	**275**	**285**
Income tax (assumes 40% in 2013)	(108.6)	(110)	(114)
Income from continuing operations (1)	**$ 180.5**	**$ 165**	**$ 171**
Basic shares	94.6	88.0	88.0
Earnings per share (1)(3)	**$ 1.65**	**$ 1.61**	**$ 1.68**

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) The dividends related to our convertible perpetual preferred stock in 2012 and 2013 must be subtracted from income from continuing operations when calculating basic earnings per share.

16

HEALTHSOUTH.

Income Tax Considerations GAAP Considerations: •As of 3/31/13, the Company’s federal NOL had a gross balance of approx. $906 million. •As a result of the April 25, 2013 agreements with the IRS, the Company will increase its federal NOL (on a gross basis) by at least $260 million in Q2 2013. • The Company has a remaining valuation allowance of approx. $40 million, primarily related to state NOLs. Cash Tax Payments: • The Company expects to pay approx. $8 million to $12 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long- term tax exempt rate. 17

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 27 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt discounts and fees 18 Certain Cash Flow Items (2) (millions) 2013 Assumptions Q1 2013 Actuals 2012 Actuals  Cash interest expense (3) $92 to $97 $23.2 $90.4  Cash payments for taxes $8 to $12 $1.0 $11.8  Working capital and other $10 to $20 $4.8 $28.2  Maintenance CAPEX $80 to $90 $18.9 $83.0  Dividends paid on preferred stock $23 $5.7 $24.6 2013 reflects:  Continued spending on the CIS and hospital refresh projects  Completion of delevering and refinancing $155 $181 $243 $268 $309 2009 2010 2011 2012 Trailing 4 Qtrs Adjusted Free Cash Flow(1) (millions)

Priorities for Reinvesting Free Cash Flow

Priorities may shift based on prevailing market conditions

(millions)

Growth	Growth in core business	2013 Assumptions	Q1 2013	2012 Actuals
	Bed expansions (target approx. 80 beds/yr)	$25 to $35	$4.4	$16.6
	De novo hospitals (target 4/yr)	$55 to $75	11.1	41.1
	Acquisitions (target 2/yr)			
	- Free standing IRFS [1]	TBD	11.0	-
	- Hospital units	TBD	-	3.1
		$80 to $110, excluding acquisitions	$26.5	$60.8

Debt Reduction		2013 Assumptions	Q1 2013	2012 Actuals
	Debt pay down, net	TBD	-	-
	Purchase leased properties [2]	$20 to $125	$3.3	$19.1

Shareholder Distribution		2013 Assumptions	Q1 2013	2012 Actuals
	Convertible preferred stock repurchase	TBD	-	46.5
	Cash dividends (one time or regular)	TBD	-	-
	Common stock repurchase [3]	TBD	232.6	-
		TBD	$235.9	$65.6

(1) Pre-payment made for acquisition of Walton Rehabilitation Hospital

(2) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; 2012 and 2013 include an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA.

(3) There is no outstanding authorization to purchase common or preferred stock.

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HEALTHSOUTH

Appendix

Debt Schedule (1) Based on 4 Qtr. trailing and 2012 Adjusted EBITDA of $518.2 million and $505.9 million, respectively; reconciliation to GAAP provided on slides 28-31. 21 Change S&P Moody March 31, Dec. 31, in Debt (Millions) Corporate BB- Ba3 2013 2012 vs. YE 2012 Advances under $600 million revolving credit facility, August 2017 - 1 Month LIBOR +175bps BB+ Baa3 122.0$ -$ 122.0$ Bonds Payable: 7.25% Senior Notes due 2018 BB- B1 302.8 302.9 (0.1) 8.125% Senior Notes due 2020 BB- B1 286.3 286.2 0.1 7.75% Senior Notes due 2022 BB- B1 280.6 280.7 (0.1) 5.75% Senior Notes due 2024 BB- B1 275.0 275.0 - Other notes payable 42.3 36.8 5.5 Capital lease obligations 68.6 71.9 (3.3) Long-term debt 1,377.6$ 1,253.5$ 124.1$ 2.7x 2.5x Credit Rating Debt to Adjusted EBITDA (1)

Revenues & Expenses (Sequential) Q1 Q4 Increase/ Revenues (millions) 2013 2012 (Decrease) Inpatient 537.1$ 518.1$ 3.7% Outpatient and other 35.5 34.8 2.0% Consolidated net operating 572.6$ 552.9$ 3.6% (Actual Amounts) Discharges 32,130 31,695 1.4% Net patient revenue / discharge 16,716$ 16,346$ 2.3% Expenses (millions) Salaries and benefits 274.6$ 269.5$ 1.9% Percent of net operating revenues 48.0% 48.7% (70 bps) EPOB (employees per occupied bed) 3.31 3.46 (4.3%) Hospital-related expenses 116.4$ 114.8$ 1.4% (other operating (1), supplies, occupancy, bad debts) Percent of net operating revenues 20.3% 20.8% (50 bps) General and administrative 23.9$ 24.6$ (2.8%) (excludes stock-based compensation) Percent of net operating revenues 4.2% 4.4% (20 bps) Provision for doubtful acounts 7.4$ 7.2$ 2.8% Percent of net operating revenues 1.3% 1.3% - 22 (1) Excludes loss on disposal or impairment of assets

Payment Sources (Percent of Revenues) Full Year 2013 2012 2012 Medicare 74.7% 73.5% 73.4% Medicaid 1.1% 1.1% 1.2% Workers' compensation 1.3% 1.5% 1.5% Managed care and other discount plans (1) 18.5% 19.3% 19.3% Other third-party payors 1.7% 1.7% 1.8% Patients 1.1% 1.4% 1.3% Other income 1.6% 1.5% 1.5% Total 100.0% 100.0% 100.0% Q1 (1) Managed Medicare revenues represent ~ 8% of total revenues for each period presented and are included in “Managed care and other discount plans.” 23

Operational and Labor Metrics

	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	3 Months 2013	3 Months 2012	Full Year 2012
				(In Millions)				
Net patient revenue-inpatient	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 537.1	$ 500.6	$ 2,012.6
Net patient revenue-outpatient and other revenues	35.5	34.8	38.1	38.4	38.0	35.5	38.0	149.3
Net operating revenues	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 572.6	$ 538.6	$ 2,161.9
				(Actual Amounts)				
Discharges [1]	32,130	31,695	30,569	30,719	30,871	32,130	30,871	123,854
Outpatient visits	200,471	198,139	221,648	229,152	231,243	200,471	231,243	880,182
Average length of stay	13.5	13.2	13.6	13.4	13.5	13.5	13.5	13.4
Occupancy %	72.4%	68.2%	68.3%	69.2%	70.7%	72.4%	70.7%	68.2%
# of licensed beds	6,646	6,656	6,598	6,538	6,500	6,646	6,500	6,656
Occupied beds	4,812	4,539	4,506	4,524	4,596	4,812	4,596	4,539
Full-time equivalents (FTEs) [2]	15,819	15,617	15,545	15,378	15,271	15,819	15,271	15,453
Contract labor	85	73	61	56	69	85	69	65
Total FTE and contract labor	15,904	15,690	15,606	15,434	15,340	15,904	15,340	15,518
EPOB [3]	3.31	3.46	3.46	3.41	3.34	3.31	3.34	3.42

(1) Represents discharges from HealthSouth's 98 consolidated hospitals in Q1 2013 and Q4 2012; 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012 and Q1 2012.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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HEALTHSOUTH

Outstanding Share Summary and Warrant Information (Millions) Q1 Q1 2013 2012 2012 2011 Basic shares outstanding (1) (2) (3) 94.0 94.5 94.6 93.3 Diluted shares outstanding (1) (2) (3) (4) 107.1 108.7 108.1 109.2 Q1 Q1 2013 2012 2012 2011 Basic shares outstanding (1) (2) (3) 86.0 94.6 94.6 93.3 Convertible perpetual preferred stock 0.353 0.375 0.353 0.400 If converted, equivalent common shares 11.6 12.3 11.6 13.1 Weighted Average for the Period End of Period Full Year Full Year 25 Notes: (1) The company purchased 9,119,450 common shares in Q1 2013 through a tender offer. (2) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented. (3) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented. (4) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into11.6 million common shares at the end of Q1 2013). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. During 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock.

Adjusted EBITDA (1) History

(Millions)	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	3 Months 2013	3 Months 2012	Full Year 2012
Net operating revenues	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 572.6	$ 538.6	$ 2,161.9
Less: Provision for doubtful accounts	(7.4)	(7.2)	(7.0)	(6.5)	(6.3)	(7.4)	(6.3)	(27.0)
Net operating revenues less provision for doubtful accounts	565.2	545.7	530.0	526.9	532.3	565.2	532.3	2,134.9
Operating expenses:								
Salaries and benefits	(274.6)	(269.5)	(262.3)	(257.4)	(261.0)	(274.6)	(261.0)	(1,050.2)
Hospital-related expenses:								
Other operating expenses (2)	(78.0)	(76.6)	(75.4)	(74.4)	(73.0)	(78.0)	(73.0)	(299.4)
Supplies	(26.2)	(26.2)	(23.8)	(25.9)	(26.5)	(26.2)	(26.5)	(102.4)
Occupancy costs	(12.2)	(12.0)	(11.8)	(12.3)	(12.5)	(12.2)	(12.5)	(48.6)
	(116.4)	(114.8)	(111.0)	(112.6)	(112.0)	(116.4)	(112.0)	(450.4)
General and administrative expenses (3)	(23.9)	(24.6)	(23.2)	(22.1)	(23.9)	(23.9)	(23.9)	(93.8)
Equity in nonconsolidated affiliates	2.9	3.0	3.3	3.1	3.3	2.9	3.3	12.7
Other income (4)	0.7	1.1	1.2	0.4	0.9	0.7	0.9	3.6
Noncontrolling interests	(14.6)	(12.3)	(12.8)	(13.2)	(12.6)	(14.6)	(12.6)	(50.9)
Adjusted EBITDA	**$ 139.3**	**$ 128.6**	**$ 125.2**	**$ 125.1**	**$ 127.0**	**$ 139.3**	**$ 127.0**	**$ 505.9**

(1) Reconciliation to GAAP provided on slides 28-31.

In arriving at Adjusted EBITDA, the following were excluded:	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	3 Months 2013	3 Months 2012	Full Year 2012
(2) Loss on disposal or impairment of assets	$ 0.1	$ 1.4	$ 1.6	$ 0.6	$ 0.8	$ 0.1	$ 0.8	$ 4.4
(3) Stock-based compensation expense	6.3	6.0	6.1	5.9	6.1	6.3	6.1	24.1
(4) Gain on consolidation of St. Vincent Rehabilitation Hospital	-	-	4.9	-	-	-	-	4.9

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HEALTHSOUTH

Adjusted Free Cash Flow

(Millions)	Q1 2013	Q1 2012	Full Year 2012	Full Year 2011	Full Year 2010	Full Year 2009
Net cash provided by operating activities	$ 121.4	$ 81.0	$ 411.5	$ 342.7	$ 331.0	$ 406.1
Impact of discontinued operations	0.7	(0.4)	(2.0)	(9.1)	(13.2)	(5.7)
Net cash provided by operating activities of continuing operations	122.1	80.6	409.5	333.6	317.8	400.4
Capital expenditures for maintenance (1)	(18.9)	(19.1)	(83.0)	(50.8)	(37.9)	(33.2)
Net settlements on interest rate swaps (2)	-	-	-	(10.9)	(44.7)	(42.2)
Dividends paid on convertible perpetual preferred stock	(5.7)	(6.8)	(24.6)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.2)	(13.1)	(49.3)	(44.2)	(34.4)	(32.6)
Non-recurring items:						
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	(73.8)
Net premium paid (received) on bond issuance/redemption	-	-	1.9	22.8	-	-
Cash paid for professional fees - accounting, tax and legal	1.4	3.6	16.1	21.0	17.2	15.3
Cash paid for government, class action and related settlements	-	-	(2.6)	5.7	2.9	11.2
Income tax refunds related to prior periods	-	-	-	(7.9)	(13.5)	(63.7)
Adjusted free cash flow	**$ 85.7**	**$ 45.2**	**$ 268.0**	**$ 243.3**	**$ 181.4**	**$ 155.4**

(1) Maintenance capital expenditures are expected to be $80 to $90 million in 2013.
(2) Final swap payment of $10.9 million was made in March 2011.

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HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 30. (in millions, except per share data) Total Per Share Net income 65.9$ Loss from disc ops, net of tax, attributable to HealthSouth 0.4 Net income attributable to noncontrolling interests (14.6) Income from continuing operations attributable to HealthSouth (2) 51.7 0.48$ Pro fees - acct, tax, and legal 1.4 Provision for income tax expense 33.5 Interest expense and amortization of debt discounts and fees 24.2 Depreciation and amortization 22.1 Other, including net noncash loss on disposal of assets 0.1 Stock-based compensation expense 6.3 Adjusted EBITDA (1) 139.3$ Weighted average common shares outstanding: Basic 94.0 Diluted 107.1 2013 Q1 28

Reconciliation of Net Income to Adjusted EBITDA (1)

	2012									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth (2)	44.6	$ 0.40	43.2	$ 0.39	47.6	$ 0.44	45.1	$ 0.42	180.5	$ 1.65
Gov't, class action, and related settlements	-		-		(3.5)		-		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	-		-		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA (1)	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) – Notes on page 30.

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HEALTHSOUTH

Reconciliation Notes for Slides 28-29 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 30

Full Year (Millions) 2013 2012 2012 Net cash provided by operating activities 121.4$ 81.0$ 411.5$ Provision for doubtful accounts (7.4) (6.3) (27.0) Professional fees—accounting, tax, and legal 1.4 3.6 16.1 Interest expense and amortization of debt discounts and fees 24.2 23.3 94.1 Equity in net income of nonconsolidated affiliates 2.9 3.3 12.7 Net income attributable to noncontrolling interests in continuing operations (14.6) (12.6) (50.9) Amortization of debt discounts and fees (1.0) (0.9) (3.7) Distributions from nonconsolidated affiliates (3.4) (3.3) (11.0) Current portion of income tax expense 1.8 2.1 5.9 Change in assets and liabilit ies 13.0 36.9 60.7 Net premium paid on bond issuance/redemption - - 1.9 Change in government, class action and related settlements liability - - (2.6) Cash used in (provided by) operating activ ities of discontinued operations 0.7 (0.4) (2.0) Other 0.3 0.3 0.2 Adjusted EBITDA 139.3$ 127.0$ 505.9$ Q1 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA 31